Exhibit 13(m)

                                  SUBSCRIPTION

                           SSgA Aggressive Equity Fund


September 1, 1998

To:  The Board of Trustees of the SSgA Funds
     909 A Street
     Tacoma, WA  98402


Gentlemen:

The undersigned hereby subscribes to 10 shares each of the SSgA Aggressive Equity Fund, having a par value of $0.001 per share, at a price of $10.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $100.00 in full and complete payment.

                                             FRANK RUSSELL INVESTMENT
                                              MANAGEMENT COMPANY



                                             By: /s/ J. David Griswold
                                                 -------------------------------
                                                 J. David Griswold
                                                 Associate General Counsel and
                                                 Assistant Secretary


ACKNOWLEDGED AND ACCEPTED
-------------------------

SSgA Funds


By: /s/ Lynn L. Anderson
    ----------------------------
    Lynn L. Anderson
    President